Exhibit 10.5

February 28, 2019

Baker Hughes, a GE company, LLC

Attention:	William D. Marsh
Telephone:	(713) 879-1257
Facsimile:	(713) 439-8472
Email:	will.marsh@bhge.com

Re: Inclusion of GE Additive in certain exclusivity and confidentiality provisions of that certain Supply and Technology Development Agreement (the “Agreement”), entered into as of November 13, 2018, by and among General Electric Company, a New York corporation (“GE”), acting through its GE Aviation business unit and the legal entities operating on its behalf (“GE Aviation”), Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE”), and General Electric Company, a New York corporation, on behalf of its GE Power business

Ladies and Gentlemen:

We are writing to confirm that the GE Additive business unit of GE Aviation (“GE Additive”) is an Affiliate of GE Aviation and, consequently, is subject to all of the obligations of GE Aviation’s Affiliates acting on its behalf under Section 5.02 of the Agreement, whether or not GE Additive is actually acting on GE Aviation’s behalf. In addition, and for the avoidance of doubt, “Confidential Information” under the Agreement shall include Confidential Information of GE Additive (whether disclosed by GE Aviation, GE Additive or otherwise), and GE Additive will comply with the confidentiality provisions of Section 9.08 of the Agreement as and to the same extent as if it were a party thereto.

Capitalized terms used in this letter and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

[Signature page follows.]

Sincerely,

GENERAL ELECTRIC COMPANY, acting through its GE Aviation business unit

By	/s/ Shane M. Wright
	Name:	Shane M. Wright
	Title:	CFO-GE Aviation

Acknowledged:

BAKER HUGHES, A GE COMPANY, LLC

By	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary